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                                                                   EXHIBIT 10.39



                       FIRST AMENDMENT TO CREDIT AGREEMENT


        THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 10, 2002, by and between GEN-PROBE INCORPORATED, a Delaware corporation and GEN-PROBE SALES & SERVICE, INC., a Delaware corporation (collectively, "Borrowers" and each, a "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                    RECITALS

        WHEREAS, Borrowers are currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrowers and Bank dated as of April 10, 2001, as amended from time to time ("Credit Agreement").

        WHEREAS, Bank and Borrowers have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

        1. Section 1.1.(a) is hereby amended by deleting "July 1, 2002" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "July 1, 2004," with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of EXHIBIT A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

        2. Section 1.1.(c) is hereby renumbered as Section 1.1.(d) and the following is hereby added to the Credit Agreement as Section 1.1.(c):

                      "(c) Letter of Credit Subfeature. As a subfeature under
               the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue standby letters of credit for the account of Borrowers to finance Borrowers' general corporate purposes (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed Five Million Dollars ($5,000,000.00). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. No Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by



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               Bank in connection with the issuance thereof. Each draft paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrowers in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any draft is paid, then Borrowers shall immediately pay to Bank the full amount of such draft, together with interest thereon from the date such draft is paid to the date such amount is fully repaid by Borrowers, at the rate of interest applicable to advances under the Line of Credit. In such event Borrowers agree that Bank, in its sole discretion, may debit any account maintained by Borrowers or either of them with Bank for the amount of any such draft."

        3. The second paragraph of Section 1.2.(d) (which paragraph begins "Bank shall adjust") is hereby deleted in its entirety, and the following substituted therefor:

                      "Bank shall adjust the percentage per annum used to
               determine the amount of the fee on a quarterly basis, commencing with Borrowers' fiscal quarter ending June 30, 2002, if required to reflect a change in Borrower's ratio of Funded Debt to EBITDA (as defined in Section 4.9(e) below), in accordance with the following grid:

                      Funded Debt to EBITDA
                      Percentage

                      Less than .75 to 1.0                         .250

                      Greater than or equal to
                      .75                                          .375"

        4. The following is hereby added to the Credit Agreement as Section 1.2.(e):

                      "(e) Letter of Credit Fees. Borrowers shall pay to Bank
               (i) fees upon the issuance of each Letter of Credit equal to one and one-half percent (1.5%) per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the payment or negotiation of each draft under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity."

        5. Section 4.9.(d) is hereby deleted, and the following substituted therefor:

                      "(d) EBITDA not less than $17,000,000.00 as of June 30,
               2002 and September 30, 2002, and not less than $23,000,000.00 as of each fiscal quarter end thereafter, calculated on a rolling four-quarter basis, with "EBITDA" defined as net profit



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               before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense."

        6. Section 4.9(h) is hereby deleted, and the following substituted therefor:

                      (h) Net income after taxes not less than $1.00 for the
               fiscal quarter ending December 31, 2001.

                      (i) Net loss after taxes for the fiscal quarter ending
               March 31, 2002, not less than $1,000,000.00.

                      (j) Net loss after taxes for the fiscal quarter ending
               June 30, 2002 not to exceed $1,500,000.00.

                      (k) Net income after taxes not less than $1.00 on a
               quarterly basis determined as of each fiscal quarter end commencing with the fiscal quarter ending September 30, 2002. "

        7. The following is hereby added to the Credit Agreement as Section 4.9.(l):

                      "(l) EBITDA Coverage Ratio not less than 2.0 to 1.0 as of
               each fiscal year end, with "EBITDA" as defined above, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt."

        8. Section 7.11(c) is hereby deleted and replaced by the following:

                      (c) Each Borrower agrees that it is jointly and severally
               liable to Bank for, and each Borrower agrees to pay to Bank when due the full amount of, all indebtedness now existing or hereafter arising to Bank under or in connection with the Line of Credit and all modifications, extensions and renewals thereof, including without limitation all advances disbursed to any Borrower under the Line of Credit, all interest which accrues thereon, all Letters of Credit issued for the account of any Borrower, including without limitation the obligation to reimburse Bank for the amount of any draft paid by Bank under any such Letter of Credit, together with interest thereon, and all fees, costs and expenses chargeable to Borrowers or any of them in connection with the Line of Credit. References in the other paragraphs of this Section 7.11 to the "Line of Credit" shall include, without limitation, the Letter of Credit subfeature thereunder."

        9. In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $25,000.00.

        10. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.



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        11. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                                 WELLS FARGO BANK,
GEN-PROBE INCORPORATED                             NATIONAL ASSOCIATION

By:                                              By:
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                                                        Andrew Andow
Title:                                                  Vice President
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By:
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Title:
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GEN-PROBE SALES & SERVICE, INC.

By:
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Title:
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By:
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Title:
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